UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2019, the Board of Directors (the “Board”) of NCR Corporation (the “Company”) voted on and approved an increase in the size of the Board from ten to twelve directors, and the Company announced the elections of Katie Burke and Kirk Larsen to the Board to serve until the next annual meeting of stockholders following their appointment, each to serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Neither Mrs. Burke nor Mr. Larsen have been appointed to any committees of the Board at this time. In addition, the Company announced it intends to appoint additional independent directors to the Board prior to its 2020 annual meeting of stockholders.

Effective upon appointment, Mrs. Burke and Mr. Larsen became eligible to receive the standard compensation provided by the Company to its non-employee directors, as most recently disclosed in the Company’s proxy statement for its 2019 annual meeting of stockholders. There is no arrangement or understanding between either Mrs. Burke or Mr. Larsen and any other persons pursuant to which either was selected as a director, and neither Mrs. Burke nor Mr. Larsen have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board determined that each of Mrs. Burke and Mr. Larsen is independent under the independence standards of the New York Stock Exchange and the Company’s Board of Director Corporate Governance Guidelines.

The Company also announced that, after many years of distinguished service, Linda Fayne Levinson, Robert DeRodes and Kurt Kuehn will retire from the Board following the end of their terms at the upcoming 2020 annual meeting of stockholders. Their decision to not stand for re-election is not the result of any disagreement with the Company related to the Company’s operations, policies or practices.

A copy of the press release announcing the appointment of directors, the intention to appoint additional independent directors and the upcoming director retirements, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by NCR Corporation, dated September 24, 2019.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: September 24, 2019	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary